Exhibit 99.1

Information Relating to Item 14 – Other Expenses of Issuance and Distribution

The expenses in connection with the issuance and distribution of the securities being registered pursuant to the registration statement on Form S-3, File No. 333-125917, other than underwriting discounts and commissions, are set forth in the following table. All amounts are estimated except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$23,540
Nasdaq National Market additional listing fee	22,500
Blue sky fees and expenses	10,000
Printing and engraving expenses	40,000
Legal fees and expenses	120,000
Accounting fees and expenses	90,000
Transfer agent and registrar fees	5,000
Miscellaneous	88,960

Total	$400,000